Exhibit 99.1

Coyote Resources Commences Drilling Program at Tonopah

RENO, NV—July 26, 2011 -- Coyote Resources Inc. (OTCBB: COYR) ("Coyote" or the "Company"), is pleased to announce the Company has commenced an auger drilling program on its Tonopah Extension Mine property.

The Tonopah Extension Mine is a formerly producing, silver-gold mine located in south-central Nevada, midway between Reno and Las Vegas.   One of the points of interest on this property is the mill tailings that were mined in the early 1900s. When the Tonopah Extension Mine was in production, the mill would send the tailings, which are often rich in minerals, into drainage.  This drainage, known as “Slime Wash”, is now choked with historic tailings that may host a considerable amount of recoverable minerals.

In 2010, Telesto Inc., an environmental engineering and science company, carried out a surface sampling program on the Tonopah Slime Wash.  Preliminary tests on samples taken from the tailings last summer showed between 19 ppm-88 ppm (0.55-2.57 troy ounces per ton) silver and 0.117 ppm-0.698 ppm (0.003-0.020 troy ounces per ton) gold.  The ongoing auguring program, carried out by Coyote Resources, is intended to determine if silver, gold, and other minerals can be economically extracted through a heap leaching operation.

Coyote Resources’ technical team has staked approximately 150 drill sites over a 75 acre area and is currently auguring holes on 100 foot centers.  Approximately 150 holes will be drilled to a depth of 6-10ft.  Once the holes have been drilled and samples have been collected, the samples will be sent for assaying to determine silver and gold values.

“The tailings project at the Tonopah Extension Mine could prove to be an economical way for Coyote Resources to reinstate development on the property,” states Dr. Earl. W. Abbott, president and CEO of Coyote Resources.  “We believe that by using modern technology, we may be able to recover a sizable amount of precious minerals from the tailings, which will help to generate revenue while we pursue larger deposits below the surface.”

About Coyote Resources

Coyote Resources Inc. (OTCBB:COYR - News) is a publicly traded precious metals exploration company focused on acquisition and exploration of silver and gold production potential. Based in Reno, Nevada, Coyote Resources has a portfolio of exploration properties in Nevada. For more information on Coyote Resources, and to access further information about the Company, visit Coyote Resources website at www.coyoteresourcesinc.com.

On Behalf of the Board of Directors

“Dr. Earl W. Abbott”
President & CEO
Coyote Resources Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with mining operations; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Parkside Communications Inc.
Phone: 1-877-798-4165
Direct: 212-419-4925
COYR@ParksideCommunications.com
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